Exhibit 99(M)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement (No. 333-194562) on Form N-2 of Yorke Capital Corporation (the Company) of our report dated December 17, 2014, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois
February 17, 2015